                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                 January 3, 1997
                Date of Report (Date of earliest event reported)





                                 CKS GROUP, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                   0-27090                    77-0385435
(State or other jurisdiction (Commission File Number)        (I.R.S. Employer
      of incorporation)                                     Identification No.)



                               10441 Bandley Drive
                           Cupertino, California 95014
                    (Address of principal executive offices)

                                 (408) 366-5100
              (Registrant's telephone number, including area code)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On January 3, 1997, DG Acquisition, Inc., a Delaware corporation ("Sub") and wholly-owned subsidiary of CKS Group, Inc., a Delaware corporation (the "Registrant" or "CKS") acquired all assets, and assumed substantially all liabilities, of Donovan & Green, Inc., a New York corporation ("D&G"), pursuant to an Asset Purchase Agreement dated as of October 4, 1996 (the "Acquisition Agreement"), by and among the Registrant, Sub, D&G and the shareholders of D&G, as amended on December 30, 1996.

            In consideration for the sale of its assets, D&G received $5,146,339 in cash and the right to receive $4,833,000 in cash and shares of Common Stock of CKS (the "Common Stock") over the next three fiscal years and up to an additional $6,663,000 in cash and additional shares of Common Stock over the next four fiscal years upon attainment of certain financial performance goals by Sub (the "Subsequent Payments"). The number of additional shares of Registrant's Common Stock to be issued to D&G will be determined based on the closing price of the Registrant's Common Stock on the last business day prior to the issuance date of such shares. The value of the Subsequent Payments is subject to reduction in the event Registrant suffers damages as a result of a breach of the representations and warranties made by D&G and its shareholders.

            The acquisition of the assets of D&G will be treated as a purchase for financial accounting purposes.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            The following financial statements and exhibits are filed as part of this report, where indicated.

      (a) Financial statements of business acquired, prepared pursuant to Rule 3-05 of Regulation S-X:

                                                                          Page
                                                                          ----
            Independent Auditors' Report                                    4
            Balance Sheets                                                  5
            Statements of Operations and Retained Earnings                  6
            Statements of Cash Flows                                        7
            Notes to Financial Statements                                   8

      (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

                                                                          Page
                                                                          ----
            Unaudited Pro Forma Consolidated Balance Sheet                 13
            Unaudited Pro Forma Consolidated Statement of Operations       14
            Notes to Pro Forma Consolidated Financial Information          15

      (c)   Exhibits in accordance with Item 601 of Regulation S-K:

      Exhibits.

            2.1 Asset Purchase Agreement, dated as of October 4, 1996, by and among Registrant, Donovan & Green, Inc., a New York corporation ("Donovan & Green"), DG Acquisition Inc., a Delaware corporation ("Sub"), Nancye L. Green and Michael Donovan.

            2.2 Amendment No. 1 to Asset Purchase Agreement, dated December 30, 1996, by and among Registrant, Donovan & Green, Sub, Nancye L. Green and Michael Donovan.

            23.1  Consent of Independent Auditors.

                          Independent Auditors' Report





The Board of Directors and Stockholders
Donovan & Green Inc.:

      We have audited the accompanying balance sheets of Donovan & Green Inc. (an "S" Corporation) as of December 31, 1994 and 1995, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Donovan & Green Inc. as of December 31, 1994 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.




November 4, 1996, except as      /s/ Robbins, Spielman, Koenigsberg & Parker LLP
to Note 9 which is as of
December 30, 1996

                              DONOVAN & GREEN INC.
                              (An "S" Corporation)

                                 BALANCE SHEETS
                        (in thousands, except share data)

                                                                        DECEMBER 31,  SEPTEMBER 30,
                                                                      1994      1995      1996
                                                                     ------    ------ -------------
                                                                                       (UNAUDITED)
Assets
  Current
   Cash                                                              $  172    $   30    $   --
   Accounts receivable                                                  562     1,433       442
   Fees and expenditures in excess of billings                          283       162       433
   Prepaid expenses and other sundry receivables                         14        73       302
   Loans to stockholders                                                141        37         2
                                                                     ------    ------    ------
     Total current assets                                             1,172     1,735     1,179
  Property and equipment, net (See Note 3)                              248       548       555
  Other assets                                                           88        93       113
                                                                     ------    ------    ------
    TOTAL ASSETS                                                     $1,508    $2,376    $1,847
                                                                     ======    ======    ======
LIABILITIES
  Current
   Accounts payable                                                  $  310    $  334    $  406
   Accrued expenses                                                     305       256       305
   Billings in excess of fees and expenditures                           --       635        32
   Current portion of notes payable and capital lease obligations       271       546       408
                                                                     ------    ------    ------
    Total current liabilities                                           886     1,771     1,151

  Notes payable and capital lease obligations, less current
   portion                                                               69       110        52
  Deferred lease incentive (See Note 5)                                 216       261       268
                                                                     ------    ------    ------
    TOTAL LIABILITIES                                                 1,171     2,142     1,471
                                                                     ======    ======    ======
  Commitments
  Stockholders' equity
   Common stock, no par value, 200 shares authorized, 25                  2         2         2
   shares issued and outstanding
   Retained earnings                                                    335       232       374
                                                                     ------    ------    ------
    Total stockholders' equity                                          337       234       376
                                                                     ------    ------    ------
    Total liabilities and stockholders' equity                       $1,508    $2,376    $1,847
                                                                     ======    ======    ======

                       See notes to financial statements.

                              DONOVAN & GREEN INC.
                              (An "S" Corporation)

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                                 (in thousands)


                                                                   NINE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                        -----------------------   -------------------
                                            1994        1995        1995        1996
                                          -------     -------     -------     -------
                                                                      (unaudited)
REVENUES                                  $ 4,151     $ 5,071     $ 3,572     $ 4,085
                                          -------     -------     -------     -------
OPERATING EXPENSES

  Direct salaries and related expenses      1,497       1,771       1,218       1,662
  Other direct operating expenses             837         944         581         748
  General and administrative expenses       1,802       2,204       1,659       1,522
                                          -------     -------     -------     -------
    Total operating expenses                4,136       4,919       3,458       3,932
                                          -------     -------     -------     -------
  Income from operations                       15         152         114         153
                                          -------     -------     -------     -------
OTHER INCOME (EXPENSES)

  Interest income                              26          11          28           3
  Rental income                                38          36          27          28
  Interest expense                            (46)        (52)        (38)        (42)
                                          -------     -------     -------     -------
    Total other income (expense)               18          (5)         17         (11)
                                          -------     -------     -------     -------
    NET INCOME                                 33         147         131         142

RETAINED EARNINGS, BEGINNING OF PERIOD        302         335         335         232

Distribution to stockholders                   --        (250)         --          --
                                          -------     -------     -------     -------
RETAINED EARNINGS, END OF PERIOD          $   335     $   232     $   466     $   374
                                          =======     =======     =======     =======

                       See notes to financial statements.

                              DONOVAN & GREEN INC.
                              (An "S" Corporation)

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                  NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,     SEPTEMBER 30,
                                                        -----------------------   -----------------
                                                            1994      1995          1995      1996
                                                           -----     -----         -----     -----
                                                                                      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                               $  33     $ 147         $ 131     $ 142
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                             92       118            70       125
    Changes in operating assets and liabilities:
     Accounts receivable                                     (37)     (872)         (130)      992
     Fees and expenditures in excess of billings             (39)      122            32      (271)
     Prepaid expenses and sundry receivables                  72       (59)          (88)     (229)
     Other assets                                             (7)       (5)           (6)      (20)
     Accounts payable                                         62        23          (160)       73
     Accrued expenses                                        216       (48)          210        48
     Billings in excess of fees and expenditures            (240)      635            53      (604)
     Deferred lease incentive                                140        45            42         7
                                                           -----     -----         -----     -----
    Net cash provided by operating activities                292       106           154       263
                                                           -----     -----         -----     -----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                     (128)     (418)          (77)     (132)
  Loan to stockholders                                       143       103          (202)       35
  Distribution to stockholders                                --      (250)           --        --
                                                           -----     -----         -----     -----
    Net cash provided by (used in) investing activities       15      (565)         (279)      (97)
                                                           -----     -----         -----     -----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under revolving line of            --       400            --        --
  credit
  Principal repayments on revolving line of credit           (90)     (210)           --      (120)
  Proceeds from bank loan borrowings                          --       210            --        --
  Principal repayments on bank loans                         (19)      (41)          (23)      (52)
  Proceeds from capital leases                                26        --            --        10
  Principal repayments on capital leases                     (52)      (66)          (45)      (51)
  Proceeds from insurance note                                --        42            41        40
  Principal repayments on insurance note                      --       (18)           --       (23)
                                                           -----     -----         -----     -----
    Net cash provided by (used in) financing activities     (135)      317           (27)     (196)
                                                           -----     -----         -----     -----
  Net increase (decrease) in cash                            172      (142)         (152)      (30)

CASH, BEGINNING OF PERIOD                                     --       172           172        30
                                                           -----     -----         -----     -----
CASH, END OF PERIOD                                        $ 172     $  30         $  20     $  --
                                                           =====     =====         =====     =====


                       See notes to financial statements.

                              DONOVAN & GREEN INC.
                              (An "S" Corporation)

                          NOTES TO FINANCIAL STATEMENTS


(Information as of and for the nine months ended September 30, 1995 and 1996 is unaudited)



1.    ORGANIZATION

      Donovan & Green Inc. (the "Company) was incorporated on June 9, 1975 under the laws of the State of New York. The Company is engaged in providing graphic design, exhibition design and multimedia services to clients throughout the world.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DEPRECIATION

      Depreciation is provided using both the straight-line and accelerated methods over the estimated useful lives of the related assets, which range from 5 to 39 years. Such depreciation approximates that which is allowed using methods acceptable under generally accepted accounting principles.

      REVENUE RECOGNITION

      Revenues are derived from fixed fee arrangements and are recognized on the percentage of completion method based on the ratio of costs incurred to total estimated costs. Fees and expenditures in excess of billings represent the costs incurred and anticipated profits earned on projects in progress in excess of amounts billed, and are recorded as an asset. Billings in excess of fees and expenditures represent amounts billed in excess of costs incurred and estimated profit earned, and are recorded as a liability. To the extent costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is recorded for the excess.

      INCOME TAXES

      The Company, with the consent of its stockholders, has elected to be taxed as an "S" Corporation for Federal and State tax purposes. As such, no Federal or State income tax will be imposed upon the Corporation. Instead, the income derived therefrom will be taxed directly to the individual stockholders.

      RECLASSIFICATIONS

      Certain amounts in the prior financial statements have been reclassified to conform with the 1995 presentation.

                              DONOVAN & GREEN INC.
                              (An "S" Corporation)

                          NOTES TO FINANCIAL STATEMENTS


      ESTIMATES

      The Financial statements are prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      INTERIM FINANCIAL INFORMATION

      The financial statements for the nine month periods ended September 30, 1995 and 1996 are unaudited, but include all adjustments, which are, in the opinion of management, necessary for a fair presentation.

3.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1994 and 1995 are as follows (in thousands):

                                                               1994      1995
                                                              ------    ------
      Machinery and equipment                                 $  231    $  469
      Equipment under capital leases                             196       196
      Furniture and fixtures                                     365       388
      Automobile                                                  33        33
      Leasehold improvements                                      69       226
                                                              ------    ------
                                                                 894     1,312

            Less accumulated depreciation and amortization       646       764
                                                              ------    ------
      Net property and equipment                              $  248    $  548
                                                              ======    ======


4.    NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

      In May 1995, the Company entered into a credit agreement with a bank for $610,000 including a $400,000 line of credit and a $210,000 term loan to refinance existing debt. The Company may borrow funds against the line of credit based on 75% of the eligible trade receivables, limited to $400,000. Borrowings bear interest at the bank's prime rate plus 1.5% for the $400,000 facility and 8.29% for the $210,000 term loan. Borrowings are secured by all assets of the Company. The agreement requires certain financial ratios, minimum tangible net worth and profitability be maintained. Notes payable and capital lease obligations consisted of the following (in thousands):

                              DONOVAN & GREEN INC.
                              (An "S" Corporation)

                          NOTES TO FINANCIAL STATEMENTS



                                                                        DECEMBER 31,
                                                                       -------------
                                                                       1994     1995
                                                                       ----    -----
      Borrowings on line of credit with interest at prime plus 1.5%    $210    $ 400
      Borrowings under term loan with interest at 8.29%                          169
      Capital lease obligations, with interest between 8% and 14%       130       64
      Other                                                                       23
                                                                       ----    -----
                                                                        340      656
      Less current maturities                                           271      546
                                                                       ----    -----
                                                                       $ 69    $ 110
                                                                       ====    =====

      Future maturities of the long-term portion of notes payable and capital lease obligations are as follows: $81,000 in 1997 and $30,000 in 1998.

5.    DEFERRED LEASE INCENTIVE

      On March 11, 1992, the Company entered into a 16 year lease agreement to occupy premises at 71 Fifth Avenue, New York, New York ("71 Fifth Avenue") with rent payments and occupancy commencing October 1, 1993. As an inducement to signing the lease agreement for such space, the Company was provided the use of other premises free of rent from July 1, 1992 through September 30, 1993. These premises are owned by the same landlord and are located at 333 Seventh Avenue, New York, New York ("333 Seventh Avenue"). The company moved into the premises at 333 Seventh Avenue on July 2, 1992 and remained there, free of rent, until it relocated to 71 Fifth Avenue on November 1, 1993. These financial statements reflect charges against income for that portion of the total rent for the 16 year lease term for the period from July 1, 1992 to September 30, 1993 when no rent was charged.

6.    RELATED PARTY TRANSACTIONS

      The Company has a loan receivable from its shareholders, Michael Donovan and Nancye Green. The loan is an unsecured demand loan with interest payable at the applicable federal rate (8% for 1994 and 1995). The amounts owed to the Company as of December 31, 1994 and 1995, were $141,000 and $37,000 respectively.

7.    PENSION PLAN

      In 1994, the Company adopted a 401-K type pension plan for all eligible employees. Employees are eligible to participate in the plan if they have been employed by the Company for six months and are at least 20 1/2 years of age. Generally, employees can defer up to 15% of their gross salary into the plan, not to exceed $9,240 for 1995. The Company may make a matching discretionary contribution for the participant. The Company matched 100% of the annual contributions which amounted to $62,000 for 1994 and $98,000 for 1995.

8.    COMMITMENTS

      The Company leases office space at 71 Fifth Avenue in New York City.

                              DONOVAN & GREEN INC.
                              (An "S" Corporation)

                          NOTES TO FINANCIAL STATEMENTS


      The following is a schedule of future minimum rental payments under the operating lease at December 31, 1995 (in thousands):

                                                      Amount
                    1996                              $  200
                    1997                                 204
                    1998                                 207
                    1999                                 211
                    2000 and thereafter                2,245

9.    SUBSEQUENT EVENT

      On October 4, 1996, the Company and DG Acquisition, Inc. ("DGA"), a wholly owned subsidiary of CKS Group, Inc. entered into an agreement (the "Purchase Agreement") whereby DGA would acquire the assets and assume substantially all the liabilities of the Company.

      The Purchase Agreement, as amended on December 30, 1996, provides for initial payments to the Company of $5.15 million in cash. In addition, the Company will be entitled to receive an additional $3.22 million in cash and a number of shares of CKS Common Stock with a value of up to $1.61 million over the next three fiscal years.

      The Company will also have the right to receive additional payments if certain earnings goals are achieved during the fiscal years 1997, 1998, 1999 and 2000. The Company may receive $889,000 in cash and shares of CKS Common Stock with a value of $444,000 if the Company meets its earnings goals in each of the 1998 and 1999 fiscal years. If the earnings goals for the 1997, 1998, 1999, and 2000 fiscal years are exceeded by more than 10%, the Company will be entitled to receive cash and Common Stock with a combined value of up to $1.0 million per year for each of these four years.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


      The unaudited pro forma combined financial statements give effect to the acquisition by CKS Group, Inc. (CKS) of Donovan & Green, Inc. (D&G) using the purchase method. The pro forma combined condensed balance sheet assumes that the acquisition took place on November 30, 1996 and combines CKS' November 30, 1996 consolidated balance sheet with D&G's September 30, 1996 balance sheet. The pro forma combined condensed statement of operations assumes that the acquisition of D&G took place as of the beginning of the period presented and combines CKS' consolidated results of operations for the year ended November 30, 1996 with D&G's results of operations for the twelve months ended September 30, 1996. The pro forma combined condensed statement of operations also gives effect to the August 1, 1996 acquisition of Schell/Mullaney, Inc. as if such acquisition occurred on December 1, 1995. Certain reclassifications have been made to the historical data to make classifications for similar items consistent between the companies on a pro forma combined basis.

      These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of CKS, Schell/Mullaney, Inc., and D&G included in CKS' reports on Form 8-K dated August 1, 1996 and December 18, 1996, or included elsewhere herein.

                     CKS GROUP INC. -- DONOVAN & GREEN, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                NOVEMBER 30, 1996

                                   (UNAUDITED)

                                 (IN THOUSANDS)


                                                                          PRO FORMA       COMBINED
                                                       CKS         D&G   ADJUSTMENTS     PRO FORMA
                                                    --------     ------  -----------     ---------
                 ASSETS
Current assets:
  Cash and equivalents                              $  7,528     $   --    $(5,146)(b)    $  2,382

  Marketable securities                               37,895         --         --          37,895
  Accounts receivable, net                            14,542        442         --          14,984
  Fees and expenditures in excess of billings          2,043        433         --           2,476
  Prepaid expenses and other                           1,429        304       (205)(a)       1,528
                                                    --------     ------    -------        --------
      Total current assets                            63,437      1,179     (5,351)         59,265
Property and equipment, net                            3,252        555         --           3,807
Goodwill and other assets                              6,219        113      9,169(b)       15,501
                                                    --------     ------    -------        --------
      Total assets                                  $ 72,908     $1,847    $ 3,818        $ 78,573
                                                    ========     ======    =======        ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $  5,224     $  406    $  (128)(a)    $  5,502
  Accrued expenses                                     6,284        305        (77)(a)
                                                                             2,169(b)        8,681
  Billings in excess of fees and expenditures          1,720         32         --           1,752
  Current portion of notes payable and capital
   lease obligations                                     417        408         --             825
  Income taxes payable                                   188         --         --             188
                                                    --------     ------    -------        --------
     Total current liabilities                        13,833      1,151      1,964          16,948

Notes payable, capital lease obligations and
  deferred lease incentive, less current portion         419        320       (268)(b)
                                                                               886(b)        1,357
                                                    --------     ------    -------        --------
     Total liabilities                                14,252      1,471      2,582          18,305
Stockholders' equity:
  Common stock                                            13          2         --              15
  Additional paid-in capital                          50,824         --      1,612(b)       52,436
  Unrealized loss on marketable securities               (65)        --         --             (65)
  Notes receivable from stockholders                    (292)        --         --            (292)
  Retained earnings                                    8,176        374       (376)(b)       8,174
                                                    --------     ------    -------        --------
     Total stockholders' equity                       58,656        376      1,236          60,268
                                                    --------     ------    -------        --------
     Total liabilities and stockholders' equity     $ 72,908     $1,847    $ 3,818        $ 78,573
                                                    ========     ======    =======        ========

                                   CKS AND D&G

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1996

                                   (UNAUDITED)

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                   CKS/                                  CKS/SCHELL/
                                                                                  SCHELL/                                 MULLANEY/
                                                                                 MULLANEY/                                   D&G
                                                     SCHELL/     PRO FORMA       PRO FORMA                PRO FORMA       PRO FORMA
                                            CKS     MULLANEY    ADJUSTMENTS      COMBINED       D&G      ADJUSTMENTS       COMBINED
                                         --------   --------    -----------      ---------   --------    -----------      ---------
Revenues                                 $ 56,951   $  4,288      $     --        $ 61,239   $  5,584      $     --        $ 66,823
                                         --------   --------      --------        --------   --------      --------        --------
Operating expenses:
  Direct salaries and related expenses     16,542      4,110        (3,162)(a)      17,490      2,215            --          19,705
  Other direct operating expenses          19,866        218            --          20,084      1,111                        21,195
  General and administrative expenses      13,355        808           163(c)       14,326      2,067           (28)(e)
                                                                                                                458(g)       16,823
                                         --------   --------      --------        --------   --------      --------        --------
     Total operating expenses              49,763      5,136        (2,999)         51,900      5,393           430          57,723
                                         --------   --------      --------        --------   --------      --------        --------
Operating income (loss)                     7,188       (848)        2,999           9,339        191          (430)          9,100

Other income (expense)                      1,757        (66)          (13)(b)       1,678        (33)         (413)(f)       1,232
                                         --------   --------      --------        --------   --------      --------        --------
     Income (loss) before taxes             8,945       (914)        2,986          11,017        158          (843)         10,332

Income taxes                                3,266         --           816(d)        4,082         --          (250)(h)       3,832
                                         --------   --------      --------        --------   --------      --------        --------
     Net income (loss)                   $  5,679   $   (914)     $  2,170        $  6,935   $    158      $   (593)       $  6,500
                                         ========   ========      ========        ========   ========      ========        ========
Net income per share                     $   0.43                                 $   0.51                                 $   0.48
                                         ========                                 ========                                 ========
Shares used in per share computation       13,362                      122          13,484                       78          13,562
                                         ========                 ========        ========                 ========        ========

                    CKS GROUP, INC. AND DONOVAN & GREEN, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


(1)   UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

            Substantially all of the assets and certain liabilities of D&G were exchanged for an initial payment of $5.15 million in cash. In addition, D&G is entitled to receive an additional $3.22 million in cash and a number of shares of common stock of the Company with a value of up to $1.61 million over the next three fiscal years. The actual number of shares issued will depend upon the closing price of the Company's common stock around the closing date, such amount determined by dividing $1.61 million by the average of the bid and asking price of the Company's common stock, as reported by Nasdaq, of the first business day prior to the date of determination.

            D&G will also have the right to receive additional payments if they attain certain earning goals during 1997, 1998, 1999, and 2000. D&G may receive $889,000 in cash and shares of common stock of the Company with a value of $444,000 in each of 1998 and 1999 if D&G meets its earning goals for the 1997 and 1998 fiscal years. To the extent that D&G exceeds its earnings goals for the 1997, 1998, 1999, and 2000 fiscal years by more than 10%, D&G will be entitled to receive cash and common stock of the Company with a combined value of up to $1.0 million per year for each of these four years. In the event such payments are made, additional goodwill will be recorded and amortized over its remaining estimated life.

            The following adjustments have been reflected in the unaudited pro forma consolidated balance sheet.

            (a) To eliminate certain assets and related liabilities associated with the acquisition which are excluded pursuant to the D&G Purchase Agreement.

            (b) To record the allocation of the purchase price to the net assets of D&G as follows (in thousands):

                  Book value of net assets of D&G after adjustment (a)    $  376
                  Eliminate deferred rent                                    268
                  Goodwill                                                 9,169
                                                                          ------
                          Fair value of cash, deferred acquisition
                                   payments and common stock to be
                                   issued in exchange                     $9,813
                                                                          ======

            The actual allocation of the purchase price will depend upon the composition of DGI's net assets on the closing date and the Company's evaluation of the fair value of such net assets as of such date. Consequently, the ultimate allocation of purchase price could differ from that presented above.

                    CKS GROUP, INC. AND DONOVAN & GREEN, INC.

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS - (CONTINUED)


(2)   UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

      Schell/Mullaney, Inc.

            All of the shares of outstanding common stock of Schell/Mullaney were exchanged for 183,066 shares of the Company's common stock based on the closing price of the Company's common stock on August 1, 1996. The acquisition agreement also provides for additional payment up to $9 million in the form of the Company's Common stock in the event certain performance targets are achieved in 1997 and 1998. In the event such payments are made, additional goodwill will be recorded and amortized over its remaining estimated life.

            The following adjustments have been reflected in the unaudited pro forma consolidated statements of operations:

            (a) To reflect the anticipated reduction in salary and bonus expense as if the employment agreements entered into in conjunction with the acquisition had been in effect from the beginning of the periods presented.

            (b) To eliminate interest income related to the $500,000 note receivable from officer which was repaid prior to the closing.

            (c) To record amortization of goodwill over an estimated life of 20 years.

            (d) To record additional income tax expense at the combined effective rate as a result of the termination of Schell/Mullaney, Inc.'s S corporation status effective upon the closing, net of nondeductible goodwill amortization resulting from the acquisition.

      Donovan & Green, Inc.

            The following adjustments have been reflected in the unaudited pro forma consolidated statements of operations:

            (e) To reflect the anticipated reduction in salary and bonus expense as if the employment agreements entered into in conjunction with the acquisition had been in effect from the beginning of the periods presented.

            (f) To reflect a reduction in interest income and increase in interest expense as if the initial cash payment of $5.15 million and deferred acquisition payments of $3.22 million had been paid or incurred as of the beginning of the period.

            (g) To record amortization of goodwill over an estimated life of 20 years.

            (h) To record reduction in income tax expense at the combined effective rate as a result of the pretax loss of D&G and deductible goodwill amortization resulting from the acquisition.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CKS GROUP, INC.



Dated:January 17, 1997            By:/S/   CARLTON H. BAAB
                                     -----------------------------------------
                                     Carlton H. Baab
                                     Executive Vice President, Chief Financial
                                     Officer and Secretary

                                INDEX TO EXHIBITS



                                                                    SEQUENTIALLY
  EXHIBIT                                                             NUMBERED
   NUMBER                          DESCRIPTION                          PAGE

    2.1 Asset Purchase Agreement, dated as of October 4, 1996, by and among Registrant, Donovan & Green, Inc., a New York corporation ("Donovan & Green"), DG Acquisition, Inc., a Delaware corporation ("Sub"), Nancye L. Green and Michael Donovan.

    2.2 Amendment No. 1 to Asset Purchase Agreement, dated as of
        December 30, 1996, by and among the Registrant, Donovan
        & Green, Sub, Nancye L. Green and Michael Donovan.

   23.1 Consent of Independent Auditors.